EXHIBIT 99C.4
SELECTED CONSOLIDATED DATA                U S WEST, Inc.
(UNAUDITED)

                                           Quarter Ended
                                             March 31,        Percent
Dollars in millions                       1997       1996     Change
------------------------------------    -------    -------    -------
Capital expenditures                      $729       $803       (9.2)
Debt-to-capital ratio (#1)<F2>            56.0%      54.8%#<F1>   -
Employees                               68,468     61,268       11.8
EBITDA                                  $1,652     $1,309       26.2
EBITDA Margin                             43.9%      42.9%        -



<F1>
# As of December 31, 1996.
<F2>
#1 Ratio includes preferred securities and other preferred stock as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and mandatorily redeemable preferred stock, the Company's percentage of debt to total capital was 60.6% at March 31, 1997 and 59.5% at December 31, 1996.